EXHIBIT NO. EX-99.H.1.D



              SEC RULE 22C-2 ADDENDUM TO TRANSFER AGENCY AGREEMENT

         THIS ADDENDUM, dated as of July 24, 2007, modifies the Transfer Agency Agreement by and between UMB Fund Services, Inc. ("UMBFS") and UMB Scout Funds, a Delaware business trust (the "Trust"), such Transfer Agency Agreement being hereinafter referred to as the "Agreement."

         WHEREAS, Rule 22c-2 under the Investment Company Act of 1940, as amended (the "1940 Act") requires the Trust to obtain and analyze information about the trading activity of shareholders investing through Financial Intermediaries(1) on an undisclosed basis ("Shareholder Information") for the purpose of assisting the Trust in implementing its policies on frequent trading of fund shares; and

         WHEREAS, in its capacity as transfer agent, UMBFS has access to Shareholder Information through the SunGard Transaction Network 22c-2 Service Solution ("STN 22c-2 Service System"); and

         WHEREAS, the Trust and UMBFS desire to amend the Transfer Agency Agreement to set forth the terms and conditions upon which UMBFS will provide the Trust with access to the STN 22c-2 Service System in order to obtain and analyze Shareholder Information on the terms and conditions contained in this Addendum and to otherwise assist the Trust with its implementation of Rule 22c-2.

     NOW THEREFORE, the parties agree, and the Agreement is hereby modified, as follows:

1.       SERVICES

     A.  MONITORING PROCEDURES.

         i. The Trust has previously adopted policies concerning the frequent trading of its shares. For the purpose of implementing Rule 22c-2, the Trust has adopted criteria designed to detect frequent trading activity ("Monitoring Procedures") in each separate series offered by the Trust representing interests in a separate portfolio ("Fund" or "Funds") and has communicated such criteria to UMBFS.

         ii. The Trust hereby instructs and directs UMBFS to implement the Monitoring Procedures on its behalf, as such may be amended or revised from time to time.

     B. INFORMATION REQUESTS. UMBFS will inform the Trust each time the Monitoring Procedures indicate frequent trading activity in the Funds. Upon each such occurrence, UMBFS and the Trust will review the trading information, together with such other information as UMBFS and the Trust deem relevant, to determine whether additional information should be

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(1) A "financial intermediary" means: (i) any broker, dealer, bank, or other person that holds securities issued by the Trust, in nominee name; (ii) a unit investment trust or fund that invests in the Trust in reliance on section 12(d)(1)(E) of the 1940 Act; and (iii) in the case of a participant-directed employee benefit plan that owns the securities issued by the Trust, a retirement plan's administrator under section 3(16)(A) of ERISA or any person that maintains the plan's participant records. "Financial intermediary" does not include any person that the fund treats as an individual investor with respect to the Trust's policies established for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Trust.


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     requested. UMBFS will submit information requests to Financial
     Intermediaries in accordance with the Trust's Monitoring Procedures or as otherwise directed by the Trust. When such additional information is obtained from the Financial Intermediary, UMBFS will forward the information to the Trust for further consideration.

     C. IMPLEMENTATION OF TRADING RESTRICTIONS. In the event the Trust determines that a trading restriction should be applied, UMBFS shall instruct the Financial Intermediary to implement the appropriate restrictions as articulated by the Trust.

2. RECORD RETENTION. UMBFS shall maintain, in an easily accessible place, a copy of each shareholder information agreement ("SIA") in its possession for no less than six years beyond the termination date of such SIA or for such period that UMBFS provides transfer agency services under the Agreement, whichever is shorter.

3. STN 22C-2 SERVICE SYSTEM. The Trust acknowledges that UMBFS' provision of the services contemplated hereunder in part depends on UMBFS' use of a proprietary technology solution developed by SunGard Institutional Brokerage, Inc. ("SunGard"). UMBFS may provide the Trust with access to the STN 22c-2 Service System for the sole purpose of reviewing shareholder trading activity to identify frequent trading in shares of the Trust. Therefore, the Trust hereby agrees to the following:

     A. Any access to software made available to the Trust in connection with the provision of services under this Addendum, including, without limitation, the STN 22c-2 Service System, is licensed, not sold, and SunGard and/or UMBFS (and their affiliates) shall retain all right, title and interest such software. The Trust is granted a nonexclusive, limited license to use the software for the sole and limited purpose described in this Addendum. Such license shall immediately terminate upon termination of the Agreement. In addition, any license to use the STN 22c-2 Service System shall immediately terminate in the event that UMBFS' license to use the STN 22c-2 Service System is terminated. Upon termination of any such software license, the Trust will discontinue all use of the STN 22c-2 Service System and any written documentation provided to the Trust by UMBFS or SunGard. The Trust agrees to assist UMBFS with its obligations to return STN 22c-2 Service System materials resulting from termination of the license.

     B. The Trust shall maintain in connection with its access to the STN 22c-2 Service System, reasonable access controls and system security requirements necessary to protect the confidentiality and intellectual property rights of SunGard in the STN 22c-2 Service System. The Trust agrees that any contractors hired by the Trust with access to the STN 22c-2 Service System shall enter into a confidentiality agreement concerning such access.

     C. DISCLAIMER. EXCEPT AS EXPRESSLY STATED IN THIS ADDENDUM, ANY ACCESS TO THE STN 22C-2 SERVICE SYSTEM IS PROVIDED ON AN "AS IS" BASIS. UMBFS MAKES NO REPRESENTATIONS OR WARRANTIES, ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INTERFERENCE, OR NON-INFRINGEMENT. UMBFS SHALL HAVE NO LIABILITY WITH RESPECT TO ANY THIRD PARTY PRODUCTS OR SERVICES.

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4. FEES. For its services hereunder, UMBFS shall receive the fees set forth on
Schedule A to this Addendum. Fees and out-of-pocket expenses shall be paid according to the provisions of Article III - Compensation & Expenses of the Agreement.

5. NO OTHER CHANGES. Except to the extent supplemented hereby, the Agreement, as previously supplemented, shall remain in full force and effect and this Addendum shall be subject to the provisions thereof.


IN WITNESS HEREOF, the undersigned have executed this Addendum as of the date and year first above written.


UMB SCOUT FUNDS
(the "Trust")



By:  /S/  C. WARREN GREEN
    --------------------------------
       Authorized Officer

UMB FUND SERVICES, INC.
("UMBFS")



By:  /S/ MAUREEN A. QUILL
    --------------------------------
       Authorized Officer

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                                SCHEDULE A TO THE
              SEC RULE 22C-2 ADDENDUM TO TRANSFER AGENCY AGREEMENT

                                      FEES

SERVICES
   1.  Set-up Fee (one time fee) $5,000/Fund Family

   2. Annual Management Fee for STN 22c-2 Services (billed monthly per $3,000 per CUSIP per year CUSIP beginning on October 1, 2007) (subject to a $5,000 per Fund Family, per year minimum)*

* The Annual Management Fee applies to UMBFS' review and reporting of exception items.

     Additional reports or requests for data that are outside of the exception-based reporting process are deemed special projects billed at the rate set forth in the Transfer Agency Agreement Fee Schedule under the heading "Programming and Special Project Fees". Fees for additional reports or requests for data are not part of the $5,000 annual Fund Family minimum.

OUT-OF-POCKET EXPENSES
   1. Fee to Initiate STN 22c-2 Services (one time fee) $2,000/Fund Family

   2. Monthly Fees for STN 22c-2 Services. The monthly fee is based on the number of CUSIPs participating at the time of service initiation. Pricing will increase or decrease based on CUSIP count annually (or more frequently upon the occurrence of a merger of other similar event) to the appropriate tier based on the number of CUSIPs at the time of adjustment.

     ------------------ ---------------------------- ---------------------------
                             FEE FOR THE TRUST,        NUMBER OF STORED RECORDS
       NO. OF CUSIPS            PER MONTH              INCLUDED IN MONTHLY FEE**
     ------------------ ---------------------------- ---------------------------
           0-15                     $700                       750,000
     ------------------ ---------------------------- ---------------------------
           16-30                   $1,000                     1,500,000
     ------------------ ---------------------------- ---------------------------
            30+                    $1,200                     2,500,000
     ------------------ ---------------------------- ---------------------------
** A fee of $250 per month will be charged for each additional 1,000,000 records stored beyond the amount included as part of the monthly fee.

     The pricing quoted herein shall increase to the extent that SunGard increases its pricing under the contract between UMBFS and SunGard.

In addition to the fees noted above, the Trust acknowledges and agrees that certain third party fees and expenses (including, without limitation, NSCC charges) may be billed directly by the applicable third party provider, or passed through by UMBFS, and are in addition to, and not included as part of, the fees set forth in this Addendum.

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